Exhibit 99.1

FOR IMMEDIATE RELEASE

Cadrenal Therapeutics Enhances Anticoagulation Pipeline Through Acquisition of eXIthera’s Portfolio of Factor XIa Inhibitors

●	Acquisition significantly enhances the Company’s pipeline by adding novel assets in acute and chronic anticoagulation settings

●	Company is strategically poised to deliver differentiated therapeutics across the spectrum of cardiovascular thrombotic risk

PONTE VEDRA, FL, September 15, 2025 – Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a biopharmaceutical company developing transformative therapeutics to overcome the gaps in anticoagulation therapy, today announced the acquisition of the assets of eXIthera Pharmaceuticals (“eXIthera”), including its proprietary portfolio of investigational intravenous (IV) and oral Factor XIa inhibitors. The acquisition significantly enhances Cadrenal’s pipeline, adding drug candidates that address large and underserved segments of the current $38 billion global anticoagulation market.

eXIthera’s lead asset, frunexian, is a first-in-class, Phase 2-ready intravenous (IV) Factor XIa inhibitor designed for acute care settings where contact activation of coagulation by medical devices plays a significant role, such as cardiopulmonary bypass, catheter thrombosis, and other blood-contacting implanted cardiac devices. The acquisition also includes EP-7327, an oral Factor XIa inhibitor, for the prevention and treatment of major thrombotic conditions.

“With this acquisition, Cadrenal is the only company in the world developing a novel vitamin K antagonist (tecarfarin) and Factor XIa inhibitors, a promising new class of anticoagulants,” said Quang X. Pham, Chairman and CEO of Cadrenal Therapeutics. “These newly acquired assets will expand Cadrenal’s capabilities in an effort to address even more critical gaps in current antithrombotic treatment, especially for patients for whom current therapies are unreliable or carry excessive bleeding risk.”

Unlike current anticoagulants on the market, which increase the risk of bleeding by broadly impairing coagulation, eXIthera’s compounds are mechanism-based inhibitors of Factor XIa, offering high potency, selectivity, and tunable pharmacokinetics. Factor XIa inhibition is one of the most active and exciting areas of current thrombosis research.

“This acquisition reinforces Cadrenal’s long-term vision of becoming a category leader in anticoagulation,” added Pham. “With tecarfarin planning a trial in patients with end-stage kidney disease transitioning to dialysis, our plans for LVAD patients, and the current addition of frunexian and EP-7327, we believe that Cadrenal is strategically positioned to deliver differentiated therapeutics across the entire spectrum of patients with cardiovascular thrombotic risk.”

Assets Acquired:

●	Frunexian: Phase 2-ready IV Factor XIa agent for acute anticoagulation

●	EP-7327: IND-ready oral small molecule candidate for chronic indications

●	Extensive portfolio of additional novel FXIa small molecules

Under a pre-existing license agreement, Sichuan Haisco Pharmaceuticals retains rights to frunexian in China, having completed a successful Phase 1 trial there. Under the terms of the license, Cadrenal will be entitled to receive royalties on future sales of frunexian in China.

Deal Terms Overview:

Under the terms of the acquisition agreement, eXIthera will receive milestone payments from Cadrenal totaling up to $15 million, contingent upon the realization of certain future clinical and regulatory milestones. Additionally, eXIthera will be entitled to royalties on global sales of the acquired assets upon future commercialization. The structure and terms of the agreement enable Cadrenal to focus capital deployment on advancing the clinical development of tecarfarin and the acquired assets.

About Cadrenal Therapeutics, Inc.
Cadrenal Therapeutics, Inc. is a biopharmaceutical company developing transformative therapeutics to overcome the gaps in anticoagulation therapy. Cadrenal’s lead investigational product is tecarfarin, a novel oral Vitamin K antagonist anticoagulant that is designed to address unmet needs in anticoagulation therapy. Tecarfarin is a reversible anticoagulant (blood thinner) designed to prevent heart attacks, strokes, and deaths due to blood clots in patients requiring chronic anticoagulation. Although warfarin is widely used, extensive clinical and real-world data have shown it can have significant, serious side effects. With tecarfarin, Cadrenal aims to reduce the clinical complexities of managing Vitamin K antagonists, particularly where direct-acting oral anticoagulants (DOACs) remain inadequate or unproven.

Tecarfarin received Orphan Drug Designation (ODD) and fast-track designation for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with end-stage kidney disease and atrial fibrillation (ESKD+AFib). The Company also received ODD for the prevention of thromboembolism and thrombosis in patients with implanted mechanical circulatory support devices, including Left Ventricular Assist Devices (LVADs).

For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements regarding Cadrenal’s ability to deliver differentiated therapeutics across the entire spectrum of cardiovascular thrombotic risk and overcome the gaps in anticoagulation therapy; the acquisition significantly enhancing Cadrenal’s pipeline and addressing large and underserved segments of the global anticoagulation market; the size of the global anticoagulation market; the potential of EP-7327 for the prevention and treatment of major thrombotic conditions; Cadrenal’s ability to address even more critical gaps in current antithrombotic treatment with the acquisition; Cadrenal becoming a leader in anticoagulation; commencement of a trial in patients with end-stage kidney disease transitioning to dialysis; Cadrenal’s receipt of royalties on future sales of frunexian in China; the payment to eXIthera of milestone payments by the Company totaling up to $15 million contingent upon the realization of certain future clinical and regulatory milestones as well as global sales of the acquired assets upon future commercialization; Cadrenal’s ability to focus capital deployment on advancing the clinical development of tecarfarin and the acquired assets; and tecarfarin addressing the unmet needs in anticoagulation therapy; tecarfarin reducing the clinical complexities of managing Vitamin K antagonists. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Cadrenal’s ability to deliver differentiated therapeutics across the entire spectrum of cardiovascular thrombotic risk and overcome the gaps in anticoagulation therapy; the potential of EP-7327 for the prevention and treatment of major thrombotic conditions; Cadrenal’s ability to address even more critical gaps in current antithrombotic treatment; the payment of milestone payments and royalties; Cadrenal successfully advancing tecarfarin and the acquired assets into clinical practice; the commencement of a trial in patients with end-stage kidney disease transitioning to dialysis; tecarfarin addressing the unmet needs in anticoagulation therapy; tecarfarin reducing the clinical complexities of managing Vitamin K antagonists and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Cadrenal Therapeutics:

Matthew Szot, CFO

press@cadrenal.com

Investors:

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

CVKD@lythampartners.com

3